Exhibit 10.20

AMENDMENT NO. 3

THIS AMENDMENT NO. 3, dated as of February 14, 2014 (this “Amendment”), of the Credit Agreement referenced below by and among HURON CONSULTING GROUP INC., a Delaware corporation, as Borrower, the Guarantors identified herein, and BANK OF AMERICA, N.A., as Administrative Agent for and on behalf of the Lenders. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

WITNESSETH

WHEREAS, a $450 million credit facility consisting of a $247.5 million revolving credit facility and a $202.5 million term loan facility has been established in favor of the Borrower pursuant to the terms of that certain Amended and Restated Credit Agreement dated as of April 14, 2011 (as amended and modified, the “Credit Agreement”) by and among Huron Consulting Group Inc., a Delaware corporation, as Borrower, certain subsidiaries of Huron Consulting Group Inc., as Guarantors, the Lenders identified therein and Bank of America, N.A., as Administrative Agent and Collateral Agent;

WHEREAS, the Borrower has requested certain modifications, consents and releases relating to the Credit Agreement; and

WHEREAS, the Lenders have agreed to the requested amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Release from Security Agreement. Huron Corporate Finance LLC, a Delaware limited liability company (“HCF”), was joined as a Guarantor and Loan Party under the Credit Agreement and other Loan Documents pursuant to that Joinder Agreement dated as of March 29, 2013. HCF seeks to become a registered broker-dealer subject to regulation by the Financial Industry Regulatory Authority, Inc. (“FINRA”) a self-regulatory organization and successor to the National Association of Securities Dealers, Inc. Request has been made for release of HCF as a Guarantor, Grantor and Pledgor, and its property as collateral, under the Security Agreement and the Pledge Agreement. In connection with the foregoing, consent is hereby given to the following:

1.1 Consent and Release. Consent is given to the release of HCF as a Guarantor under the Credit Agreement, as a Grantor under the Security Agreement, as a Pledgor under the Pledge Agreement and the release of its property from the Collateral pledged under the Security Agreement and the Pledge Agreement, and HCF is released as a “Guarantor” under the Credit Agreement and as a “Grantor” under the Security Agreement and as a “Pledgor” under the Pledge Agreement and the collateral interests pledged by it under the Security Agreement and the Pledge Agreement are released from the grant of security interests therein.

1.2 Other Loan Documents Not Affected. The consent and release provided hereby do not affect any Loan Document other than the Credit Agreement, the Pledge Agreement and the Security Agreement and the Uniform Commercial Code financing statement filings relating thereto.

1.3 Acknowledgement. In connection with the pledge of the equity of HCF by the Borrower pursuant to the Pledge Agreement, the Administrative Agent hereby acknowledges that,

in the event of a foreclosure on the equity of HCF, a continuance in membership application must be filed in accordance with all applicable FINRA or SEC rules prior to the operation of HCF as a broker-dealer following such foreclosure.

Section 2. Amendment. In Section 1.01 (Defined Terms) of the Credit Agreement, the following terms are amended to read as follows:

“Eurodollar Base Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan:

(i) in the case of Eurodollar Rate Loan denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate or a successor thereto as approved by the Administrative Agent (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(ii) in the case of any other Eurodollar Rate Loan denominated in a Non-LIBOR Quoted Currency, the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.06 (a).

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day; and

(c) for all Non-LIBOR Quoted Currencies, the calculation of the applicable reference rate shall be determined in accordance with market practice.

“Excluded Property” means, with respect to any Loan Party, (a) any property owned by a Foreign Subsidiary; (b) any property owned by Huron Corporate Finance LLC, a Delaware limited liability company, or other subsidiary subject to regulation by the Financial Industry Regulatory Authority, Inc. (“FINRA”); (c) any property to the extent the cost of obtaining security interests in such property is determined by the Administrative Agent to be excessive in relation to the benefit to the Lenders of the security interest in such property; (d) any leased real property; (e) any owned real property; (f) any personal property (other than IP Rights) for which the attachment or perfection of a Lien thereon is not governed by the Uniform Commercial Code; (g) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(j) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, provided that (i) such prohibition is not rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law (including Debtor Relief Laws) or principles of equity and (ii) in the event of the termination, elimination or waiver of such prohibition to the extent sufficient to permit such lease, license or other agreement to become Collateral hereunder, thereafter such property shall not be deemed Excluded Property; (h) any property to the extent the grant of a security interest in such property is prohibited by applicable Law, provided that in the event of the termination, elimination or waiver of such prohibition to the extent sufficient to permit such property to become Collateral, thereafter such property shall not be deemed Excluded Property;

(i) any lease, license or other agreement to the extent that the grant of a security interest therein is prohibited by the terms of such lease, license or other agreement and would violate or invalidate such lease, license or other agreement or create a right of termination in favor of any other party thereto (other than the Borrower or any Subsidiary), provided that (i) such prohibition is not rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law (including Debtor Relief Laws) or principles of equity and (ii) in the event of the termination, elimination or waiver of such prohibition to the extent sufficient to permit such lease, license or other agreement to become Collateral hereunder, thereafter such property shall not be deemed Excluded Property; (j) unless requested by the Administrative Agent or the Required Lenders, any IP Rights for which a perfected Lien thereon is not effected either by filing of a Uniform Commercial Code financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office; and (k) the Equity Interests of any Foreign Subsidiary to the extent not required to be pledged hereunder.

Section 3. Representations and Warranties, No Default. Each of the Loan Parties hereby represents and warrants that as of the effective date of this Amendment, (i) no Default or Event of Default exists and is continuing, and (ii) all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

Section 4. Effectiveness. This Amendment shall become effective on the date that the following conditions have been satisfied:

4.1. Consents. The Administrative Agent shall have received (a) signed consents to this Amendment from the Required Lenders, and (b) executed signature pages hereto from each Loan Party;

4.2. Fees. The Administrative Agent shall have received all fees required to be paid in connection herewith, and all expenses (including the reasonable fees and expenses of legal counsel) relating hereto.

Section 5. Guarantor Acknowledgment. Each Guarantor acknowledges and consents to all of the terms and conditions of this Amendment, affirms its Guaranteed Obligations under and in respect of the Loan Documents and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Guarantor’s obligations under the Loan Documents, except as expressly set forth therein.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

Section 8. Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Moore & Van Allen PLLC.

Section 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any other Agent, the Swing Line Lender or the L/C Issuer, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the effective date hereof, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	HURON CONSULTING GROUP INC., a Delaware corporation By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

GUARANTORS:	HURON CONSULTING GROUP HOLDINGS LLC, a Delaware limited liability company By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

HURON CONSULTING SERVICES LLC, a Delaware limited liability company By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

HURON MANAGEMENT SERVICES LLC, formerly known as WELLSPRING MANAGEMENT SERVICES LLC, a Delaware limited liability company By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

HURON DEMAND LLC, a Delaware limited liability company By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

HURON TECHNOLOGIES INC., a Delaware corporation By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

LEGALSOURCE LLC, a Delaware limited liability company By: /s/ C. Mark Hussey Name: C. Mark Hussey Title: EVP, CFO and Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent By: /s/ Maria A. McClain Name: Maria A. McClain Title: Vice President